Exhibit (99)A

News Release

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102

FOR IMMEDIATE RELEASE

Michael J. Monahan	(651) 293-2809

ECOLAB DIRECTORS RE-ELECTED; INDEPENDENT AUDITORS REAPPOINTED

ST. PAUL, Minn., May 4, 2007 — Ecolab Inc. shareholders today elected current directors Richard U. De Schutter, Joel W. Johnson, Beth M. Pritchard and Hans Van Bylen to the Board of Directors for a three-year term ending in 2010.  Each director nominee was approved by a majority of Ecolab’s shares outstanding and entitled to vote, and received at least 96% of the votes cast by shareholders.

In other action at the Annual Meeting, shareholders ratified the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for 2007.

With sales of $5 billion, Ecolab Inc. (NYSE: ECL) is the global leader in cleaning, sanitizing, food safety and infection prevention products and services. Ecolab delivers comprehensive programs and services to the foodservice, food and beverage processing, healthcare, and hospitality markets in more than 160 countries. More news and information is available at www.ecolab.com.

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(ECL-C)